      As filed with the Securities and Exchange Commission on July 8, 1997



                                                      Registration No. 333-30349

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                         PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------

                            OAK HILL FINANCIAL, INC.
             (Exact name of Registrant as specified in its charter)

            Ohio                                6712                                31-1010517
   (State or other jurisdiction       (Primary Standard Industrial               (I.R.S. Employer
 of incorporation or organization)     Classification Code Number)               Identification No.)
                                      ----------------------------

                              14621 State Route 93
                               Jackson, Ohio 45640
                                 (614) 286-3283
  (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)
                                   ----------

                                  John D. Kidd
                      President and Chief Executive Officer
                            Oak Hill Financial, Inc.
                              14621 State Route 93
                               Jackson, Ohio 45640
                                 (614) 286-3283
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   ----------

                          Copies of Correspondence to:

          H. Grant Stephenson, Esq.               Roger A. Yurchuck, Esq.
       Porter, Wright, Morris & Arthur        Vorys, Sater, Seymour and Pease
            41 South High Street                  221 East Fourth Street
            Columbus, Ohio  43215                 Cincinnati, Ohio  45202
               (614) 227-2155                          (513)723-4000
                                   ----------

                Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the proposed merger (the "Merger") of Unity Savings Bank with and into a wholly owned subsidiary of the Registrant pursuant to the Agreement and Plan of Merger and Supplemental Agreement, both dated as of April 28, 1997, attached as Appendix A to the enclosed Prospectus/Proxy Statement have been satisfied or waived.

                  If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ]

                  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


=============================================================================================================================
                                                                 Proposed Maximum        Proposed Maximum         Amount of
        Title of Each Class of              Amount to be          Offering Price        Aggregate Offering      Registration
      Securities to be Registered            Registered             Per Share*                Price*                Fee*
-----------------------------------------------------------------------------------------------------------------------------
Common stock, without par value..........      792,625                 $9.42               $7,466,528            $2,263.00
=============================================================================================================================

* Pursuant to Rule 457(f)(2) of Regulation C, based on the exchange ratio of
0.1176 of a Common Share of Unity Savings Bank with a book value of $80.10 per share on March 31, 1997 for each share of Oak Hill Financial, Inc. registered hereunder.

This Registration Statement shall be deemed to cover an indeterminate number of additional shares of Oak Hill Financial, Inc. Common Stock, without par value, as may be issuable pursuant to future stock dividends, stock splits or similar transactions.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to Section 8(a), may determine.

appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Registration Statement, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-Effective Amendment No. 1 to the S-4 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Ohio, on July 8, 1997.


                                                   OAK HILL FINANCIAL, INC.


                                                   By:   /s/ John D. Kidd
                                                      --------------------------
                                                       John D. Kidd, President


          Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the S-4 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



       SIGNATURE                                   TITLE                                DATE
       ---------                                   -----                                ----
   /s/ John D. Kidd               President,  Chief                                 July 8, 1997
----------------------------      Executive Officer, Director                )
         John D. Kidd             (Principal Executive Officer)              )
                                                                             )
                                                                             )
         *Evan E. Davis           Chairman of the Board                      )      July 8, 1997
----------------------------
         Evan E. Davis                                                       )
                                                                             )
                                                                             )
         *Richard P. LeGrand      Executive Vice President and               )      July 8, 1997
----------------------------      Director                                   )
         Richard P. LeGrand
                                                                             )
                                                                             )
         *H. Tim Bichsel          Secretary and Treasurer                    )      July 8, 1997
----------------------------      (Principal Financial and Accounting        )
         H. Tim Bichsel           Officer)                                   )

                                                                             )
         *Barry M. Dorsey         Director                                   )      July 8, 1997
----------------------------
         Barry M. Dorsey                                                     )
                                                                             )
                                                                             )
         *Rick A. McNelly         Director                                   )      July 8, 1997
----------------------------
         Rick A. McNelly                                                     )

                                                )
   *Donald R. Seigneur          Director        )       July 8, 1997
-------------------------                       )
    Donald R. Seigneur                          )
                                                )
                                                )
/s/ H. Grant Stephenson         Director        )       July 8, 1997
-------------------------                       )
    H. Grant Stephenson                         )
                                                )
                                                )
   *C. Clayton Johnson          Director        )       July 8, 1997
-------------------------                       )
    C. Clayton Johnson                          )
                                                )
                                                )
*By  /s/ H. Grant Stephenson                    )       July 8, 1997
     -----------------------
     H. Grant Stephenson, Attorney-in-fact
        for each of the persons indicated



                                      II-6